                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE


Aehr Test Systems                         Investor Relations Contact:
Gary Larson                               Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group, Inc.
(510) 623-9400 x321                       (323) 468-2300
                                          aehr@mkr-group.com

Aehr Test Systems Reports Financial Results for the Fourth Quarter and
                  Fiscal Year Ended May 31, 2015

    Fiscal Year-End Backlog of $12 million up 100% Year Over Year

Fremont, CA (July 14, 2015) - Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its fourth quarter and fiscal year ended May 31, 2015.

Fiscal Fourth Quarter Results:

- Net sales in the fourth quarter of fiscal 2015 were $1.8 million, compared to $2.0 million in the third quarter of fiscal 2015.

- GAAP net loss of $1.9 million, or $0.15 per diluted share, compared to a GAAP net loss of $1.7 million, or $0.14 per diluted share, in the third quarter of fiscal 2015.

- Non-GAAP net loss of $1.6 million, or $0.13 per diluted share, in the fourth quarter of fiscal 2015, compared to a non-GAAP net loss of $1.5 million, or $0.12 per diluted share, in the third quarter of fiscal 2015. Stock-based compensation expense makes up the difference between the reported non-GAAP and GAAP amounts.

Fiscal Year Financial Results:

- Net sales for fiscal year 2015 were $10.0 million, compared to net sales of $19.7 million in fiscal 2014.

- GAAP net loss was $6.6 million, or $0.55 per diluted share, in fiscal 2015, compared to GAAP net income of $422,000, or $0.04 per share, in fiscal 2014.

- Non-GAAP net loss was $5.7 million, or $0.47 per diluted share, in fiscal 2015, compared to non-GAAP net income of $1.3 million, or $0.11 per diluted share, in fiscal 2014.

- Backlog as of May 31, 2015 was $12.0 million, compared to backlog of $6.0 million as of May 31, 2014.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

"While fiscal 2015 was a very difficult year for Aehr Test, we begin fiscal 2016 with higher expectations and greater optimism given our strong backlog of $12 million as of May 31st, which is more than double from a year ago, plus we have already received an additional $2 million in new orders since year end. Our backlog and subsequent orders are all shippable within our first fiscal half, which will lead us to a healthier top line and position us for a much stronger fiscal year.

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2015
July 14, 2015
Page 2 of 6

"A key reason for our optimism is not just the $6 million initial order from a major new customer we announced this quarter, but also the potential opportunities for follow on business this customer and this new application represent for Aehr Test. This order is for our current FOX-15TM Multiple Wafer Test and Burn-in system, including a FOX-15 system, multiple
WaferPakTM contactors, and our new FOX WaferPak aligner. The system will be used in production burn-in of a very high volume device used in a consumer application.

"As we have noted before, our soft revenue this past fiscal year reflects a combination of factors including customer order and shipment push outs of our packaged part systems, customers absorbing capacity taken in earlier quarters for both our packaged part and wafer level systems and consumables, and our lead customer awaiting the release of our new FOX-1P system. We believe we have alignment with our FOX-P platform lead customers to meet their production ramps for both our FOX-1P single wafer and our new FOX-XP multi-wafer system under development, which has been our primary goal.
Our lead customers have provided us feedback that has helped us to enhance these products to meet both the original target applications, as well as to address new and higher volume applications. We are pleased with these additional new capabilities and believe our products are positioned much better both in the short and long term.

"We continue to see the total available market for the FOX-1P, including the emerging automotive microcontroller wafer level test and burn-in market, to be greater than $50 million annually, and the total available market for the FOX-XP Multi-Wafer Test and Burn-in System and WaferPak consumables to exceed $200 million annually. We are ensuring that we build our FOX-P platform to address both of these opportunities, which together will increase our expected total available market for both packaged part and wafer level test and burn-in to more than $400 million annually.

"As we enter the new fiscal year, we believe we are in a very good position with our substantial year-end backlog, which exceeds total revenue from last year, and our strengthened cash position to enable meeting customer demand that is building. We are excited about the new customer activity we are seeing with our current ABTSTM Advanced Burn-in and Test System for packaged parts and our FOX wafer level test and burn-in systems, as well as the significant new market opportunities for our next generation systems."

Gary Larson's Notice of Intent to Retire:

Aehr Test also announced today that Gary Larson, VP of Finance and Chief Financial Officer, plans to retire effective September 8, 2015, after 24 years with the company. Aehr Test intends to name Ken Spink, its Corporate Controller, to serve as interim CFO. Mr. Spink will assume these responsibilities upon the effectiveness of Mr. Larson's retirement and will work with Mr. Larson in transitioning these responsibilities. Mr. Spink has served at Aehr Test for seven years and has more than 30 years of accounting and finance experience in the high tech, public accounting, leasing, service, and construction industries. He was previously Corporate Accounting Manager at Applied Materials, and began his career with accounting firm Deloitte.

Commenting on Mr. Larson's retirement, Mr. Erickson added:

"It has been a great pleasure to work with Gary and we want to thank him for his many contributions to the success of the company. Gary has been a valued and important part of the Aehr Test management team and played a key role in our successful IPO and in our recent equity and debt offerings. We will all be sorry to see him leave when he retires, but I know that Gary is looking forward to spending more time traveling with his wife.
We are fortunate to have someone of Ken's experience and expertise to ensure a smooth transition, and I look forward to working with him as we focus on the new potential significant opportunities we are seeing for Aehr Test's current and next generation products."

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2015
July 14, 2015
Page 3 of 6


Management Conference Call
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its fourth quarter fiscal 2015 operating results. To access the call dial 888-430-8705 (+1 719-457-2661 outside the United States) and give the participant pass code 3115287.
In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone by dialing 888-203-1112 (+1 719-457-0820 outside the United States) and entering pass code 3115287, beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on July 21, 2015.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and the DiePak(R) carrier. The ABTS system is used in production and qualification testing of packaged parts for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit Aehr Test's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr
Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


                       -Financial Tables to Follow-

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2015
July 14, 2015
Page 4 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended          Year Ended
                                       ---------------------------- --------------------
                                        May 31,    Feb 28,  May 31,   May 31,   May 31,
                                         2015       2015     2014      2015      2014
                                       --------  --------- --------  --------  ---------
Net sales                               $ 1,818   $ 2,027   $ 5,370   $ 10,018  $ 19,684
Cost of sales                             1,136     1,175     2,456      6,180     9,462
                                       --------  --------  --------   --------  --------
Gross profit                                682       852     2,914      3,838    10,222
                                       --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative     1,526     1,584     1,685      6,470     6,323
  Research and development                  967     1,031     1,016      4,062     3,402
                                       --------  --------  --------   --------  --------
    Total operating expenses              2,493     2,615     2,701     10,532     9,725
                                       --------  --------  --------   --------  --------
(Loss) income from operations            (1,811)   (1,763)      213     (6,694)      497

Interest expense                           (101)       (7)       (5)      (130)      (26)
Other income (expense), net                  10       110        21        211       (64)
                                       --------  --------  --------   --------  --------
    (Loss) income before income tax
    benefit (expense)                    (1,902)   (1,660)      229     (6,613)      407

Income tax benefit (expense)                  2       (66)       10        (34)       15
                                       --------  --------  --------   --------  --------
    Net (loss) income                    (1,900)   (1,726)      239     (6,647)      422

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------   --------  --------
  Net (loss) income attributable to
      Aehr Test Systems common
        shareholders                    $(1,900) $ (1,726)   $  239    $(6,647) $    422
                                       ========  ========  ========   ========  ========

Net (loss) income per share
    Basic                               $ (0.15)  $ (0.14)   $ 0.02    $ (0.55) $   0.04
    Diluted                             $ (0.15)  $ (0.14)   $ 0.02    $ (0.55) $   0.04

Shares used in per share calculations:
    Basic                                12,751    12,677    11,088     12,047    10,877
    Diluted                              12,751    12,677    12,255     12,047    11,889



                                      -more-



Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2015
July 14, 2015
Page 5 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended         Year Ended
                                            --------------------------  -----------------
                                             May 31,  Feb 28,  May 31,   May 31,  May 31,
                                              2015     2015     2014      2015     2014
                                            -------- -------- --------  -------- --------
GAAP net (loss) income                      $(1,900) $(1,726) $   239    $(6,647) $   422
Stock-based compensation expense                303      220      204        997      829
                                            -------  -------  -------    -------  -------
Non-GAAP net (loss) income                  $(1,597) $(1,506) $   443    $(5,650) $ 1,251
                                            =======  =======  =======    =======  =======

GAAP net (loss) income per diluted share    $ (0.15) $ (0.14) $  0.02    $ (0.55) $  0.04
                                            =======  =======  =======    =======  =======
Non-GAAP net (loss) income per diluted share$ (0.13) $ (0.12) $  0.04    $ (0.47) $  0.11
                                            =======  =======  =======    =======  =======
Shares used in GAAP diluted shares
   calculation                               12,751   12,677   12,255     12,047   11,889
                                            =======  =======  =======    =======  =======
Shares used in non-GAAP diluted shares
   calculation                               12,751   12,677   12,255     12,047   11,889
                                            =======  =======  =======    =======  =======


______________________________________________________________________


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).


                                      -more-

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2015
July 14, 2015
Page 6 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                    May 31,  February 28,   May 31,
                                                     2015        2015        2014
                                                 -----------  ----------   --------
ASSETS
Current assets:
  Cash and cash equivalents                         $ 5,527     $ 2,274     $ 1,809
  Accounts receivable, net                            1,383         597       3,390
  Inventories                                         7,123       6,854       6,148
  Prepaid expenses and other                            262         428         326
                                                   --------    --------    --------
      Total current assets                           14,295      10,153      11,673

Property and equipment, net                             478         502         474
Other assets                                             95          94          78
                                                   --------    --------    --------
      Total assets                                  $14,868     $10,749     $12,225
                                                   ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                    $    --     $   115     $   777
  Accounts payable                                      724       1,631       1,892
  Accrued expenses                                    1,045       1,375       1,390
  Customer deposits and deferred revenue              4,750       1,712       1,058
                                                   --------    --------    --------
      Total current liabilities                       6,519       4,833       5,117

Long-term debt                                        3,791          --          --
Income taxes payable                                      8           8          71
Deferred rent, net of current portion                    --          --           8
                                                   --------    --------    --------
     Total liabilities                               10,318       4,841       5,196


Aehr Test Systems Shareholders' equity                4,568       5,926       7,050
Noncontrolling interest                                 (18)        (18)        (21)
                                                   --------    --------    --------
      Total shareholders' equity                      4,550       5,908       7,029
                                                   --------    --------    --------
      Total liabilities and shareholders' equity    $14,868     $10,749     $12,225
                                                   ========    ========    ========








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